UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 6, 2026

EXPAND ENERGY CORPORATION
(Exact name of registrant as specified in its Charter)
Oklahoma	001-13726		73-1395733
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)
10000 Energy Drive	Spring	Texas	77389
(Address of principal executive offices)			(Zip Code)
	(346)	535-0990
(Registrant’s telephone number, including area code)

6100 North Western Avenue	Oklahoma City,	Oklahoma	73118
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	EXE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Expand Energy Corporation (the “Company”) has appointed Marcel Teunissen as the Company’s Executive Vice President and Chief Financial Officer, effective as of April 6, 2026. Mr. Teunissen, age 52, most recently served as President, North America for Parkland Corporation. From 2020 to 2024, he served as Chief Financial Officer at Parkland Corporation. Prior to that, he served in various roles of increasing responsibility at Shell plc. Mr. Teunissen holds a Master of Science in Economics—Business Policy and Administration from Erasmus University in The Netherlands.

In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company, Mr. Teunissen’s annual base salary will be $550,000 per year, with an annual cash performance bonus target of 100% of his annual base salary (the “Annual Target Bonus”), which bonus will be earned (up to 200%) based on achievement of certain performance goals established by the Board or the Compensation Committee. Mr. Teunissen will also participate in the Company’s long-term incentive program, pursuant to which his annual long-term incentive target will be $2,500,000, which amount will be prorated with respect to 2026.

Mr. Teunissen will be a Tier 2 participant in the Company’s Executive Severance Plan that was previously filed with the SEC on February 26, 2025 as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Mr. Teunissen’s incentive compensation will be subject to the Company’s clawback policies applicable to all executive officers of the Company in effect from time to time and applicable law.

The Company will also enter into a standard Indemnity Agreement with Mr. Teunissen, a form of which was previously filed with the SEC on February 26, 2025 as Exhibit 10.7 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company will indemnify Mr. Teunissen for obligations he may incur in his capacity as an officer, as authorized by the Company’s restated certificate of incorporation.

The Company is not aware of any arrangement or understanding between Mr. Teunissen and any other person pursuant to which he was appointed as an officer. Mr. Teunissen does not have any family relationships with any of the Company’s directors or executive officers or a direct or indirect material interest in any transaction or series of similar transactions that would require disclosure under Item 404(a) of Regulation S-K.

Upon the commencement of Mr. Teunissen’s employment, Brittany Raiford will cease to serve as the Company’s Interim Chief Financial Officer, but she will continue to serve as the Company’s Vice President – Treasurer and Investor Relations.

Item 7.01 Regulation FD Disclosure.

On April 6, 2026, the Company issued a press release announcing the appointment of Marcel Teunissen as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information contained in this press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Document Description
99.1	Expand Energy Corporation press release dated April 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPAND ENERGY CORPORATION

By:	/s/ CHRIS LACY
Chris Lacy
Executive Vice President, General Counsel and Corporate Secretary
Date:  April 6, 2026